Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-274760, No. 333-248695, No. 333-217274, No. 333-213107, No. 333-207470, and No. 333-207266) and Form S-8 (No. 333-282899, No. 333-224657, No. 333-218835, and No. 333-198727) of INNOVATE Corp. (the Company) of our report dated March 31, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.
New York, NY
March 31, 2025